                                   EXHIBIT 12
               THE GOODYEAR TIRE & RUBBER COMPANY AND SUBSIDIARIES
                COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES

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
(Dollars in millions)                                                                     YEAR ENDED DECEMBER 31,
                                                                         -----------------------------------------------------
EARNINGS                                                                  2000       1999        1998         1997      1996
                                                                         -------    --------  ----------    -------  ---------

Income from Continuing Operations before Income
Taxes                                                                    $ 58.8      $300.1    $   930.4     $703.0  $   803.0

Add:

Amortization of previously capitalized interest                             9.7        11.0         10.7       11.0       11.6
Minority interest in net income of
  consolidated subsidiaries with fixed charges                             45.6        42.9         33.6       45.1       45.9
Proportionate share of fixed charges of investees
  accounted for by the equity method                                        5.7         5.5          4.8        6.5        5.1
Proportionate share of net loss of investees
  accounted for by the equity method                                       28.4         0.3           --        0.1        2.7
                                                                         ------      ------    ---------   --------  ---------
  Total additions                                                        $ 89.4      $ 59.7    $    49.1   $   62.7  $    65.3

Deduct:

Capitalized interest                                                     $ 12.0      $ 11.8    $     6.6   $    6.2  $     5.4
Minority interest in net loss of consolidated subsidiaries                  8.3         4.2          2.9        3.6        4.4
Undistributed proportionate share of net income
  of investees accounted for by the equity method                           4.3         2.2           --         --         --
                                                                         ------      ------    ---------   --------  ---------
  Total deductions                                                       $ 24.6      $ 18.2    $     9.5   $    9.8  $     9.8
                                                                         ------      ------    ---------   --------  ---------
TOTAL EARNINGS                                                           $123.6      $341.6    $   970.0     $755.9  $   858.5
                                                                         ======      ======    =========   ========  =========

FIXED CHARGES

Interest expense                                                         $282.6      $179.4    $   147.8     $119.5  $   128.6
Capitalized interest                                                       12.0        11.8          6.6        6.2        5.4
Amortization of debt discount, premium or expense                           1.5         0.7          1.2        0.1        0.3
Interest portion of rental expense                                         73.5        62.1         57.7       63.0       68.2
Proportionate share of fixed charges of investees
  accounted for by the equity method                                        5.7         5.5          4.8        6.5        5.1
                                                                         ------      ------    ---------   --------  ---------

TOTAL FIXED CHARGES                                                      $375.3      $259.5    $   218.1     $195.3  $   207.6
                                                                         ======      ======    =========   ========  =========



TOTAL EARNINGS BEFORE FIXED CHARGES                                      $498.9      $601.1     $1,188.1     $951.2   $1,066.1
                                                                         ======      ======    =========   ========  =========



RATIO OF EARNINGS TO FIXED CHARGES                                         1.33        2.32         5.45       4.87       5.14
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